EXHIBIT 10.24

                           ASSET  PURCHASE  AGREEMENT

     This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this 28th day of May, 1999, by and between Allied Healthcare Products, Inc. ("AHPI") and Hospital Systems, Inc. ("HSI") (collectively "Seller") and David Miller or his assignee ("Purchaser").

     WITNESSETH:

     WHEREAS, AHPI is a Delaware corporation with its principal place of business in the City of St. Louis, Missouri; and

     WHEREAS, HSI is a California corporation with its principal place of business in the City of Oakland, California, and is a wholly owned subsidiary of AHPI; and

     WHEREAS,  Purchaser  is  an individual residing in the State of California;
and

     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to buy from Seller certain assets of HSI as more specifically set forth herein ("The Transaction"); and

     WHEREAS, the parties desire to enter into this Agreement for the purposes of memorializing the terms and conditions under which The Transaction will be effectuated.

     NOW THEREFORE, in consideration of the terms and conditions set forth herein, and each act done by the parties pursuant to the terms hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE PRICE. Contemporaneously with the execution of this Agreement, Purchaser shall pay to AHPI, via wire transfer, the sum of Five Hundred Fifty Thousand and no/100 Dollars ($550,000.00), subject to adjustments as provided herein ("Purchase Price"), into Foothill Capital Corporation's account using the following wire transfer instructions:

          Chase  Manhattan  Bank
          New  York,  NY
          ABA  021000021
          Credit:  Foothill  Capital  Corporation
          Account:  323-266193
          Re:  Allied  Healthcare  Products,  Inc.

          Address,  if  needed:
          The  Chase  Manhattan  Bank
          Funds  Transfer  Services
          4  New  York  Plaza,  15th  Floor
          New  York,  New  York  10004
          Attn:  Operations  Manager

     2. INVENTORIES. Upon and as evidenced by execution of this Agreement by the parties, ownership of all HSI inventory of raw materials, work-in-progress, and finished goods (collectively "Inventories") existing as of the date of execution of this Agreement, are assigned and transferred to Purchaser by Seller. The parties agree and acknowledge that the specific Inventories being purchased by Purchaser hereunder are premised on the inventories shown on AHPI's 3/31/99 key balance sheet data ("KBSD"), a true and correct copy of which is attached hereto, incorporated herein by reference and marked Exhibit A. The parties hereto further agree and acknowledge that of the Purchase Price, Four Hundred Eighty Four Thousand and no/100 dollars ($484,000.00), subject to the physical inventory as provided for hereinafter, is attributable to the purchase by Purchaser of Inventories hereunder. Seller represents and warrants that all Inventories sold to Purchaser hereunder are owned by HSI, free and clear of liens and encumbrances. Seller further represents and warrants that Inventories shown on the attached Exhibit A consist of items of a quality and quantity usable and salable in the ordinary course of HSI's business and are based on quantities determined by physical count or measurement taken and effectuated within the six (6) month period preceding execution of this Agreement and are valued at the lower of a) cost (determined on a first-in, first-out basis) or b) market value and on a basis consistent with that employed by AHPI in prior years' consolidated financial statements.

     3. PHYSICAL INVENTORY. The parties hereto agree that, prior to the execution of this Agreement, a physical inventory ("Physical Inventory") of the Inventories was effectuated by the parties in strict accordance with AHPI's Principles and Procedures, a copy of which is attached hereto, incorporated herein by reference, and marked Exhibit B. Any increase or decrease in the Inventories from the KBSD, as determined by the Physical Inventory, shall cause the Purchase Price to be adjusted, on a dollar for dollar basis, accordingly, giving rise, in the case of an increase in the Inventories, to the obligation of Purchaser to remit to AHPI, contemporaneously with the execution hereof, the value of the Inventories, as determined by the Physical Inventory, in excess of that set forth in the AHPI KBSD reflected in Exhibit A or, in the case of a decrease in the Inventories, to the obligation of AHPI to remit to Purchaser the difference of the value of the Inventories, as determined by the Physical
Inventory,  and  that  set  forth  in  the  AHPI  KBSD  reflected  in Exhibit A.

     4. TANGIBLE PERSONAL PROPERTY. Upon and as evidenced by execution of this Agreement by the parties, all trucks, automobiles, machinery, equipment, furniture, fixtures, improvements, supplies, tools, dies, rigs, molds, patterns, drawings, and all other tangible personal property owned or leased by HSI and used in connection with the existing business and operations of HSI, and specifically excluding cash, ("Tangible Personal Property") are assigned and transferred to Purchaser. As of the date of execution of this Agreement by the parties, no Tangible Personal Property purchased hereunder by Purchaser is held under or subject to any security agreement, conditional sales contract, or other title retention or security arrangement, save leased Tangible Personal Property which shall be taken and assumed by Purchaser subject to the terms of any such corresponding lease. Purchaser agrees to comply with and satisfy all terms of said corresponding leases and indemnify and hold Seller harmless from any and all obligations arising out of said leases following execution of this Agreement by the parties hereto. All such Tangible Personal Property, whether or not subject to a lease, will not be located other than in the possession of HSI. The parties hereto agree and acknowledge that of the Purchase Price, Thirty Five Thousand and no/100 dollars ($35,000.00) ("TPPPP") shall be attributable to Tangible Personal Property. AHPI shall be solely responsible for and shall pay applicable corresponding sales tax on the TPPPP.

     5. TANGIBLE PERSONAL PROPERTY PHYSICAL INVENTORY. The parties hereto agree that a reconciliation of changes in the tangible personal property was effectuated by the parties. The parties agree that any increase or decrease in the Tangible Personal Property from that set forth in the KBSD shall cause the Purchase Price to be adjusted on a dollar for dollar basis.

     6. INTANGIBLE PROPERTY. Upon and as evidenced by execution of this Agreement by the parties, all HSI interest, to the full extent of its interest, in HSI trade names, the name of HSI, and all HSI trademarks, service marks, domain names, copyrights, patent # 4,725,030, inventions, industrial models, processes, designs, applications for patents, trade secrets, secret formulas, customer lists, processes, know-how, computer programs and routines, technical data and all other intangible assets of HSI used by HSI in the conduct of its business and necessary for the prospective conduct of business by Purchaser in a fashion consistent with the conduct of business by HSI as of the date of execution of this Agreement are transferred and assigned by AHPI and HSI to Purchaser. The parties hereto agree and acknowledge that of the Purchase Price, Thirty One Thousand and no/100 dollars ($31,000.00) shall be attributable to Intangible Property. To Seller's knowledge, the conduct of the business by HSI as of the date of this Agreement does not conflict with the intellectual property rights of any third-party. The parties agree to cooperate and coordinate efforts in effectuating Purchaser's anticipated disclosed intent to assume the name "Hospital Systems, Inc."

     7. CONTRACTS, COMMITMENTS, AND LIABILITIES. Upon and as evidenced by execution of this Agreement by the parties hereto, except as provided hereinbelow, Purchaser shall assume and hold Seller harmless from all rights, duties, obligations, and entitlements arising out of, pertaining to and touching upon all contracts and purchase orders for products manufactured by HSI in its normal course of business ("Backlogs") and, further, Purchaser will assume and hold Seller harmless from any contracts and purchase order obligations incurred in the normal course of business related to Backlogs or, if not related to Backlogs, those obligations incurred in the normal course of business of HSI by the Management of HSI in Oakland, California.

     Further, Purchaser shall assume and hold Seller harmless from those obligations and duties arising under contracts and agreements specifically identified, delineated and set forth by AHPI in the Additional Obligations Schedule attached hereto, incorporated herein by reference, and marked Exhibit
D. Payments received to date by Seller as advance payments on the contracts and obligations for services not performed or products not delivered as of the date of this Agreement ("Obligation Payments Received To Date") assumed by Purchaser are also noted and delineated in the attached Exhibit D and are acknowledged by the parties to be accurate and correct. Contemporaneously with the execution of this Agreement by the parties, Seller shall pay to Purchaser an amount equal to the sum of the Obligation Payments Received To Date reflected on the attached Exhibit D.

     The parties further agree that AHPI will be responsible for and hold Purchaser harmless from any and all claims, including those relating to commissions, arising out of or pertaining to work performed by HSI on contracts prior to the execution of this Agreement by the parties and Purchaser will be responsible for and hold AHPI harmless from any claims, including those relating to commissions, arising out of or pertaining to work performed by HSI on contracts following the execution of this Agreement by the parties.

     The parties further agree that commissions attributable and payable to AHPI sales personnel will be paid, whether by Purchaser or Seller depending on the date of the underlying order, at a rate not to exceed AHPI's individual commission agreement corresponding to each such designated AHPI sales personnel. The parties hereto agree, and Purchaser specifically approves, that for the purposes of this Agreement, all Backlog orders, the corresponding responsible AHPI sales personnel, and the corresponding commission rate, are set forth in the Orders, Backlog Order Commission Schedule (Inclusive of Advances) attached hereto, incorporated herein by reference and marked Exhibit C. Except as otherwise specifically provided herein, AHPI will be responsible for and indemnify Purchaser from any and all accounts payable incurred for products and services delivered prior to the execution of this Agreement by the parties and, further, AHPI will be entitled to receive from Purchaser any and all accounts receivable received by Purchaser for products delivered and services rendered prior to the execution of this Agreement by the parties.

     8. LEASE ASSUMPTION ACKNOWLEDGEMENT. Purchaser specifically agrees and acknowledges that Purchaser shall upon and contemporaneously with the execution of this Agreement by the parties, fully assume and hold AHPI harmless from any and all obligations, duties, and responsibilities arising out of, pertaining to, or in any way relating to the lease on the building in which HSI currently located, being commonly known and referred to as: 5301 Adeline Street, Oakland, California.

     9. EMPLOYMENT CONTRACT(S) RELEASE ACKNOWLEDGEMENT. Upon and as evidenced by the execution of this Agreement by the parties, Purchaser and David Miller do hereby fully and forever release Seller from any and all liabilities, duties and obligations arising out of, pertaining to or touching upon the terms of any employment agreement(s) executed by and between AHPI and David Miller and/or HSI and David Miller prior to the date of this Agreement.

     10. MUTUAL INDEMNIFICATION. AHPI agrees to indemnify and hold Purchaser harmless from any and all liability associated with the assets or business of HSI incurred prior to the execution of this Agreement by the parties hereto. Purchaser agrees to indemnify and hold Seller harmless from any and all claims arising out of, pertaining to, or touching upon the actions of Purchaser, or Purchaser's subsequent assignee, if any, in the operation, use and actions of Purchaser associated with the assets, employees or business of HSI Purchaser incurred or otherwise occurring following execution of this Agreement by the parties.

     11. UNION CONTRACT ACKNOWLEDGEMENT. Purchaser acknowledges that certain HSI employees are members of a recognized labor union and are employed under and pursuant to the terms and conditions of a labor agreement ("Union Contract"); that Purchaser is aware of the terms and conditions of said Union Contract; that Purchaser is knowledgeable of the HSI employees employed under the terms of said Union Contract, and that Purchaser, having given notice of the transaction contemplated herein to the HSI employees employed under the terms of said Union Contract, hereby assumes and is responsible for and shall indemnify and hold harmless AHPI from any and all liability arising out of, pertaining to, or touching upon the actions of Purchaser, and Purchaser's subsequent assignee, if any, with respect to said Union Contract or HSI employees subject to said Union Contract. Without restricting or otherwise in any way encumbering or limiting the range of prospective action of Purchaser with respect to HSI employees, Seller represents and warrants that all employees of HSI immediately preceding the execution of this Agreement by the parties shall cease to be employees of Seller following execution of this Agreement by the parties. Purchaser represents that Purchaser will be offering HSI employees positions of employment with Purchaser following execution of this Agreement. The parties further agree AHPI will bear, on a pro-rated basis for the calendar year 1999 the employment expenses, including accrued vacation pay and other ordinary and usual employee benefits associated with union and salaried HSI employees through the date of execution of this Agreement by the parties and, thereafter, Purchaser assumes same, in toto.

     12. CONFIDENTIALITY. The parties hereto agree and acknowledge that the terms and conditions of this Agreement shall be held and maintained in strictest of confidence. Neither party hereto will issue any public announcement regarding the transactions contemplated herein without the written approval of the other party hereto, save to the extent required by law, SEC regulations, lawfully issued subpoena, or as part of a legal proceeding between the parties hereto or their respective successors and/or assigns. The parties specifically acknowledge that the parties hereto mutually approve of a public announcement for public release contemporaneously with the execution of this Agreement by the parties, the mutually approved text of which is attached hereto, incorporated herein, and marked Exhibit E.

     13. LEGAL REPRESENTATION. The parties hereto agree and acknowledge that this Agreement is the product of bilateral negotiation, with the assistance of the parties' respective legal counsel, and, as such, this Agreement shall not be interpreted more favorably for any party hereto. All parties hereto represent and warrant they have received and reviewed this Agreement in detail with their respective legal counsel prior to the execution of same and that each party hereto shall bear their respective legal fees and costs incurred in connection with same.

     14. BROKERAGE FEES. The parties hereto represent and warrant that there has been no retention of any broker or sales personnel to assist with, facilitate in, or otherwise further the transactions contemplated herein and, as such, no fees therefore are required to be paid to any such individual or entity by the respective parties hereto and each party hereto mutually indemnifies and fully holds harmless the other(s) from any such claim brought for brokerage/sales fees arising out of the indemnifying party's retention of any broker or sales fees retained or authorized to procure fees for the effectuation of the sale contemplated herein.

     15. DUE DILIGENCE ACKNOWLEDGEMENT. Purchaser represents and warrants that Purchaser has had the opportunity to and has, in fact, effectuated a full and comprehensive due diligence inquiry into HSI, the assets purchased hereunder, AHPI, and all other elements of the transactions contemplated herein and that AHPI and HSI has made fully available to Purchaser all information, data, reports, and documents requested by Purchaser in Purchaser's discharge of Purchaser's due diligence inquiry and Purchaser further represents that Purchaser is satisfied with Purchaser's due diligence findings within the context of this Agreements and the transactions contemplated herein.

     16. FUTURE RELATIONSHIP OF THE PARTIES. Following execution of this Agreement, AHPI will continue to extend to Purchaser the then current transfer prices for medical gas outlets provided by AHPI to HSI under existing contracts executed prior the date of this Agreement. Prospectively, following the execution of this Agreement by the parties, AHPI will sell to Purchaser medical gas outlets and any other equipment manufactured or marketed by AHPI ordered by Purchaser for use in the manufacturing of HSI products, including flow meters, vacuum regulators, and other items to be attached to HSI products not otherwise competitive with AHPI products at the most favorable price at which AHPI sells similar items to its other non-affiliated customers. To facilitate the favorable pricing contemplated herein, Purchaser shall be obligated to provide AHPI with copies of approved submittals in which such other equipment is ordered in combination with manufactured HSI products prior to or contemporaneously with the ordering of same from AHPI. Similarly, Purchaser will sell to AHPI HSI products ordered by AHPI at the most favorable price at which Purchaser sells similar items to its non-affiliated customers. The term of the prospective "Favorable Price" relationship contemplated in this paragraph will begin upon execution of this Agreement by the parties and shall continue for a period of five (5) years thereafter, after which, said "Favorable Price" relationship may be extended upon mutual written agreement by the parties.

     17. WARRANTY AND SERVICE ISSUES. Purchaser agrees to cooperate fully with AHPI and diligently undertake to honor and to resolve any service or warranty issues on HSI products sold, shipped, or in use prior to the execution of this Agreement by the parties and, further, shall be responsible for honoring fully and otherwise discharging obligations and duties arising under warranties for said HSI products sold and shipped after the execution of this Agreement.

     18. CHOICE OF LAW AND VENUE. This Agreement shall be governed by and interpreted under the laws of the State of California. Any suit or cause of action arising out of, touching upon, or pertaining to this Agreement or performance hereunder ("Matter-In-Controversy") shall be brought solely in arbitration under and pursuant to the Rules of Arbitration Procedure as then in force and effect with the American Arbitration Association ("AAA"). The AAA will be the sole forum for the submission and binding resolution of any Matter-In-Controversy. As a strict condition precedent to pursuit of any remedy in arbitration hereunder, the parties hereto agree to participate in good faith in non-binding mediation of the Matter-In-Controversy under and pursuant to the Rules of Mediation and Mediation infrastructure in place with the U.S. District Court for the District in which the arbitration is filed. The parties agree and acknowledge that legal relief alone will be insufficient to remedy the breach or threatened breach of this Agreement by one of the parties hereto and, accordingly, the parties hereto agree and acknowledge that in the event of a breach or threatened breach of this Agreement, the other party(ies) may pursue and procure, in addition to legal remedies, equitable relief in the form of a temporary restraining order, preliminary injunction and permanent injunction. The prevailing party in a cause of action brought to enforce the terms hereof shall be entitled to recover from the non-prevailing party reasonable legal fees, costs, and related expenses, including arbitration forum fees, incurred in connection with same.

     19. RELEASE. Purchaser does hereby fully and forever release and hold Seller, collectively, its assigns, successors, and agents, harmless from any and all causes of action, charges, and liability, if any, existing or arising out of any incident, act or omission occurring subsequent to the execution of this Agreement by the parties. Seller does hereby release fully and forever release and hold Purchaser, his heirs, assigns, and agents, harmless from any and claims, causes of action, charges, and liability, if any, existing or arising out of any incident, act or omission occurring prior to the execution of this Agreement by the parties.

     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall be one and the same instrument.

     21. AMENDMENTS. No amendment or alternation of the terms of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

     22. SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by the Court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     23. WAIVER OF BREACH. The parties agree and acknowledge that a waiver by either party of a breach of any provision or term contained herein shall not operate or be construed as a waiver of any subsequent breach by that same party.

     24. ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and to take such other and further action as may be necessary, appropriate, or reasonably required to carry out the purpose and effectuate the transactions and intent of this Agreement.

     25. HEADINGS. The headings contained and appearing in the text of this Agreement are for the purposes of facilitating ease of reference and shall not be considered a part of this Agreement or in any way modify, amend, or affect the provisions and terms set forth herein.

     26. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto and supersedes all prior writings, agreements, letters of intent and representations of this parties with respect to the subject matter hereof.

     27. FURTHER ASSURANCES. The parties agree to (a) furnish upon request to each other such further information (b) deliver to each other such documents or
(c) do such things as the other party may reasonably request that may arise as the result of an order, ruling or subpoena rendered by any court, administrative agency or governmental body (National, State, or local).

     IN WITNESS WHEREOF, the parties hereto have agreed to the terms set forth hereinabove and have executed and delivered this Agreement on the day and year first above written.

PURCHASER:
DAVID  H.  MILLER
Address:_______________________
_______________________________

BY:  /s/  David  H.  Miller
     ----------------------
          DAVID  H.  MILLER,  individually  and  on  behalf
                              of  assignee,  if  any.

STATE  OF  CALIFORNIA     )
                          )  SS
CITY  OF  OAKLAND         )

     Before me personally appeared, DAVID H. MILLER, individually and on behalf of assignee, if any, being first duly sworn upon his oath and states that he agrees to the terms contained in the foregoing instrument and agrees to be bound by same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 28th day of May, 1999.


                                    /s/  Willie  H.  McBride
                                    ------------------------
                                    NOTARY  PUBLIC

My Commission Expires:   2-27-2001



SELLER:

ALLIED  HEALTHCARE  PRODUCTS,  INC.
1720  Sublette  Ave.
St.  Louis,  Mo.  63110


BY:  /s/  Allen  C.  McDonnell
    --------------------------
   Name:  Allen  McDonnell
   Title:  Treasury  Manager

STATE  OF  CALIFORNIA  )
                       )  SS
CITY  OF  OAKLAND      )

     Before me personally appeared, Allen McDonnell, Treasury Manager, being first duly sworn upon his oath and states that Allied Healthcare Products, Inc. agrees to the terms contained in the foregoing instrument and agrees to be bound by same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 28th day of May, 1999.


                                   /s/  Willie  H.  McBride
                                   ------------------------
                                   NOTARY  PUBLIC

My Commission Expires:  2-27-2001




HOSPITAL  SYSTEMS,  INC.
Address:_____________________________
_____________________________________


BY:  /s/  Allen  C.  McDonnell
     -------------------------
   NAME:  Allen  McDonnell
   TITLE:  Treasury  Manager


STATE  OF  CALIFORNIA     )
                          )  SS
CITY  OF  OAKLAND         )

     Before me personally appeared, Allen McDonnell, being first duly sworn upon his oath and states that Hospital Systems, Inc. agrees to the terms contained in the foregoing instrument and agrees to be bound by same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 28th day of May, 1999.


                                   /s/  Willie  H.  McBride
                                   ------------------------
                                   NOTARY  PUBLIC

My Commission Expires:  2-27-2001

                                    EXHIBIT A
                       3/31/99 AHPI KEY BALANCE SHEET DATA

                        Allied Healthcare Products, Inc.
                         Architectural Products Division
                             Key Balance Sheet Data
                                 March 31, 1999


Inventory                                    $713,299
 Allowance for Obsolescence                  (228,928)
                                             ---------
Net Inventory                                 484,371

Net Fixed Assets                               35,541
                                             ---------
Total Assets                                 $519,912
                                             =========

                                    EXHIBIT B
                         AHPI PRINCIPLES AND PROCEDURES

WORK  IN  PROCESS

To the extent possible, instructions for the component inventory should be followed when doing the WIP inventory.

MANUFACTURING  AREA

Parts issue: All components will be issued and relieved from the component inventory before the physical inventory begins. The issued components will be moved to the production are and stored by part number. To the extent possible, parts should be consolidated so there is only one location for each part.

Once the physical inventory begins, no material is to be moved within component or WIP areas or to or from the component to the WIP areas.

Count:     Components  are to be counted and the counts entered on the inventory tags supplied. If a component is stored in more than one location, a separate card should be written for each location.

Components in sub-assemblies and semi-finished goods are to be counted at each manufacturing location. The components should be listed on an inventory sheet, one for each manufacturing location. This sheet will be supplied. If a part number exists for a completed sub-assembly, that number should be used instead of the list of components.

CLEAN  ROOM

Material  in  the Clean Room will be counted. All components will be counted and included  in  the  component  inventory.
                   ---------

Sub assemblies should be consolidated and their components listed on sheets similar to those used for sub-assembly counts in the manufacturing area. If a part number exists for a sub-assembly, that number should be used instead of the list of components.

SUMMARY  AND  VALUATION

Listing:     WIP  inventories  will be listed, priced and summarized on an Excel spreadsheet.

                                    EXHIBIT C
                    ORDERS, BACKLOG ORDER COMMISSION SCHEDULE
                             (INCLUSIVE OF ADVANCES)


                                                   Hospital Systems Backlog
                                                 Open Orders as of 31 May 99
                                                         w/Commisions


                                                      Sales   Advances    Outstanding
Job   Project                       City      State   Zone    to Date       Billing     % to Billl   Cust #   VCR   Commission
----  ------------------------  ------------  ------  -----  ----------  -------------  -----------  ------  -----  -----------
8505  Arab Care DayCare
       Center                                           961              $                 #DIV/01   No PO   1.31%  $
8514  Vassar Brothers Hospital  Poughkeepsie  NY        404              $  236,754.30          84%  200908  3.25%  $  7,694.51
8530  Columbia Garden Park      Gulfport      MS        426  $   516.17  $   85,490.00          99%  206177  2.34%  $  2,000.47
8542  VAMC                      Waco          TX        484              $   57,332.50         100%  205743  1.97%  $  1,129.45
8551  VAMC                      Phoenix       AZ        445              $   56,072.40          97%  022420  2.00%  $  1,121.45
8552  VAMC                      Elsmere       DE        413              $   44,531.25         100%  205658  3.25%  $  1,447.27
8555  VAMC                      New Orleans   LA        426              $   42,350.00          97%  205732  2.34%  $    990.99
8571  Illinois Masonic M/C      Chicago       IL        430              $   32,933.12         100%  205253  2.97%  $    978.11
8575  St. Joseph's Womans
      Med Ctr.                  Tampa         FL        422              $  117,383.00         100%  134742  2.69%  $  3,157.60
8579  VAMC                      Northhampton  MA        404              $      985.00         100%  206162  3.25%  $     32.01
8580  San Juan Municipal        San Juan      PR        930              $   22,154.04         100%  205283  1.06%  $    234.83
8581  San Juan Municipal        San Juan      PR        930              $   25,176.00         100%  205283  1.06%  $    266.87
8584  Bowie State University    Bowie         MD        418              $   37,650.00         100%  206179  2.29%  $    862.19
8585  Del Barton Hospital       Morristown    NJ        404              $    1,104.00         100%  010865  3.25%  $     35.88
8598  Hospital Hermanos
       Melendez                               PR        930              $    1,810.00         100%  205263  1.06%  $     19.19
8599  St Jude Children's
       Hospital                 Memphis       TN        434              $   68,834.00                       3.05%  $  2,099.44
8601  Holzer M/C                Gampois       OH        438              $    2,800.00         100%  205253  3.64%  $    101.92
8602  Columbia Hospital         Huntsville    AL        422              $    5,445.40          87%  206251  2.69%  $    146.48
8603  Istanbul Memorial
       Hospital                 Istanbul      TURKEY    946  $16,268.20  $  124,402.00         100%  011674  1.06%  $  1,318.66
8605  Kings County Hospital     Brooklyn      NY        404              $  226,543.78         100%  025590  3.25%  $  7,362.67
8606  Hospital CIMA in Jan      San Jose      CR        904              $   15,540.00         100%  197690  1.06%  $    164.72
8607  Inonu Hospital                          Turkey    946              $   28,480.00         100%  011674  1.31%  $    373.09
8608  John Muir M/C             Concord       CA        450              $   13,825.00         100%  139022  2.41%  $    333.18
8609  Salem Hospital            Salem         OR        450              $   26,388.00         100%  206290  2.41%  $    635.95
8610  Tripler Army Hospital     Honolulu      HI        455              $   18,046.00         100%  085523  3.32%  $    599.13
                                                                         -------------                              -----------
      Totals                                                 $16,784.37  $1,292,029.79                              $ 33,108.06

                                   EXHIBIT  D
                       ADDITIONAL  OBLIGATIONS  SCHEDULE

                      [To Be Completed at Time of Closing]

Credits to Purchaser:


Credits to Seller:

EXHIBIT  D
ADDITIONAL  OBLIGATIONS  SCHEDULE

DUE  TO  DAVID  MILLER (PURCHASER):

ISTANBUL ORDER                  $16,267.20
COLUMBIA GARDEN PREPAY              510.00
ESTIMATED HRLY IRA PAYMENT          211.20
PHYSICAL INVENTORY DECREASE      25,153.10
HOURLY VACATION                  18,356.16
SALARY VACATION                   9,181.33
                                ----------
                                $69,678.99

DUE TO ALLIED (SELLER):

JUNE 1999 PREPAID DENTAL INS      1,350.33
ESTIMATED PAYROLL ACCOUNT RF      1,288.36
MILLER & ANGSTADT                   812.27
                                ----------
                                  3,450.96

NET DUE TO DAVID MILLER @ CLOS  $66,228.03
                                ==========

                                    EXHIBIT E
                      MUTUALLY APPROVED PRESS RELEASE TEXT

NOT  FOR  RELEASE
WITHOUT  APPROVAL

Contacts:     Uma  Nandan  Aggarwal,            Tom  Goyda  or  Shari  Shane
              President  and  CEO,  or          Shandwick
              Tom  Jenuleson,  CFO             (314)  436-6565
              (314)  771-2400

ALLIED  HEALTHCARE  PRODUCTS  SELLS
HEADWALL  MANUFACTURING  DIVISION

ST. LOUIS, June 1, 1999 - Allied Healthcare Products, Inc. (Nasdaq: AHPI) today announced that it has Sold its Hospitals Systems Inc. (HSI) division to the group's management team. HSI, based in Oakland, Calif., manufactures pre-fabricated headwall units that contain piping, wiring and cutlets for medical gas, suction and electrical systems, as well as fixtures for monitoring equipment. The units are typically used by medical facilities when remodeling patient rooms and intensive care areas. As previously reported, the division's financial results had been affected by weak market conditions. "Allied will focus on maintaining and expanding its strong market presence in the respiratory care, medical gas and emergency medical products segments," said Uma Nandan Aggarwal, the company's president and chief executive officer. "Selling HSI to the management group gives us the capacity to direct our resources at strengthening Allied's base business, while ensuring continuity for HSI's customers, employees and suppliers." Financial details of the transaction were not released. The sale of HSI is not expected to have any Material impact on Allied's financial results. Allied Healthcare Products, Inc., based in St. Louis, is a leading manufacturer of respiratory care Products, medical gas equipment and emergency medical products used in a wide range of hospital and Alternate care settings.